EXHIBIT 10.51
SECOND AMENDMENT TO AGREEMENT RELATING TO
NONCOMPETITION AND OTHER COVENANTS
     Reference is made to the Agreement Relating to Noncompetition and Other Covenants, dated as of May 7, 1999, by and between GS Inc. and the Executive, as amended effective November 27, 2004 (the “Noncompetition Agreement”), which Noncompetition Agreement is hereby amended as follows.
     I.     Defined Terms. Capitalized terms, unless otherwise defined in this Amendment, shall have the same meanings as in the Noncompetition Agreement.
     II.     Changes to the Text of the Noncompetition Agreement. The text of the Noncompetition Agreement is modified as follows:
             Section 4. The text of Section 4 is replaced in its entirety with the following:
     “4. Nonsolicitation and Non-Hire of Selected Goldman Sachs Personnel
     You hereby agree that during the Employment Period and for a period of 12 months after your Notice Date, you will not, in any manner, directly or indirectly:
     (1) Solicit any Selected Firm Personnel to resign from the Firm or to apply for or accept employment, partnership, membership or similar status with a Competitive Enterprise;
     (2) hire or participate in the hiring of any Selected Firm Personnel (whether as an employee, consultant, or otherwise) by a Competitive Enterprise;
     (3) participate in the decision to offer Selected Firm Personnel admission into partnership, membership or similar status with a Competitive Enterprise; or
     (4) participate in the identification of Selected Firm Personnel for potential hiring or admission into partnership, membership or similar status with a Competitive Enterprise.
     You acknowledge that you will have violated this provision if, during the 12-month period after your Notice Date, any Selected Firm Personnel are Solicited, hired or are accepted into partnership, membership or similar status:
     (1) by any Competitive Enterprise which you form, which bears your name, or in which you are an owner, a partner, a member or have similar status; or
     (2) by any Competitive Enterprise, and you have, or are intended to have, managerial or supervisory responsibility for such Selected Firm Personnel.”
             Section 6. The first clause is modified to read as follows: “Executive hereby agrees that prior to accepting employment with any other person or entity during the Employment Period and for 12 months following the Notice Date, Executive will provide . . . .”

III.     General.
             (a) This Amendment is effective as of November 25, 2006.
             (b) Except as expressly amended hereby, the Noncompetition Agreement remains in full force and effect.
             (c) In the event of any conflict between the terms of this Amendment and the terms of the Noncompetition Agreement, the terms of this Amendment shall prevail.

EXECUTIVE	THE GOLDMAN SACHS GROUP, INC.
(on its behalf, and on behalf of its subsidiaries and affiliates)

By: